Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2017 Results

Wakefield, MA—May 2, 2017—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2017.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“With the second quarter of 2017 underway, FSP continues to expect to see Funds From Operations (FFO) growth for the full year, resulting in our expectation that full year FFO will be between approximately $1.04 and $1.08 per diluted share.  We continue to expect growth to be led by contributions from increased leasing activity at our properties, full year contribution from our 2016 acquisitions and anticipated successful results from our redevelopment of 801 Marquette in downtown Minneapolis.  Over the past several years, the portfolio transition efforts at FSP have resulted in positioning a significant portion of our portfolio into urban and infill locations.  Over 75% of our portfolio is now located within our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  We are optimistic about our prospects for long-term sustainable growth and look forward with anticipation to the remainder of 2017 and beyond.”

Highlights

•	FFO was $28.5 million or $0.27 per share for the first quarter ended March 31, 2017. Net Income was $4.5 million or $0.04 per share for the first quarter ended March 31, 2017.
•	Sequential Same Store results grew by approximately 2.9% from December 31, 2016 to March 31, 2017.
•

We are adjusting our full year FFO guidance for 2017 to be in the range of approximately $1.04 to $1.08 per diluted share and, for the second quarter of 2017, we estimate FFO will be in the range of approximately $0.25 to $0.26 per diluted share.

•	Adjusted Funds From Operations (AFFO) was $0.17 per diluted share for the first quarter ended March 31, 2017.
•	Portfolio properties were approximately 89.6% leased as of March 31, 2017, compared to approximately 89.3% leased as of December 31, 2016.
•	On January 6, 2017, we sold a property located in Milpitas, California and received approximately $6.2 million in net proceeds.

Leasing and Development Update

•

Our directly owned real estate portfolio of 35 properties totaling approximately 10.1 million square feet was approximately 89.6% leased as of March 31, 2017, compared to approximately 89.3% as of December 31, 2016.

•	During the first quarter of 2017, we leased approximately 206,000 square feet, of which approximately 62,000 square feet was with new tenants.
•

Weighted average annualized GAAP rent per square foot was approximately $28.84 as of March 31, 2017, compared to $27.92 as of December 31, 2016, $26.93 as of December 31, 2015, and $26.04 as of December 31, 2014.  We believe that the increase is attributable to the enhanced quality of our real estate portfolio and value creation derived from our recent acquisitions, dispositions and leasing.

•

The 801 Marquette Avenue construction is expected to be substantially completed by the end of the second quarter of 2017.  The project has received high marks from the market and interest in the building from prospective tenants has been very strong.  When completed, 801 Marquette will deliver a contemporary, forward looking office experience in a vintage warehouse style office with modern systems and market leading amenities in the heart of the Minneapolis CBD.

Acquisition and Disposition Update

•

On January 6, 2017, FSP sold its approximately 36,000 square foot office property in Milpitas, California, which was our only property remaining in that market for approximately $6.2 million in net proceeds.

•	We continue to evaluate new potential acquisition opportunities within our five core markets.
•	We will continue to selectively evaluate potential non-core property dispositions when appropriate values/pricing are achieved.

Dividend Update

On April 7, 2017, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2017 of $0.19 per share of common stock that will be paid on May 11, 2017 to stockholders of record on April 21, 2017.

Non-GAAP Financial Information

A reconciliation of Net Income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

FFO Guidance

We are adjusting our full year FFO guidance for 2017 to be in the range of approximately $1.04 to $1.08 per diluted share and, for the second quarter of 2017, we estimate FFO to be in the range of approximately $0.25 to $0.26 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of March 31, 2017.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

______________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 3, 2017 at 10:00 a.m. (ET) to discuss the first quarter 2017 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as expectations for FFO in future periods, prospects for long-term sustainable growth and the timing and impact of the ongoing redevelopment of the 801 Marquette Avenue property, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2017	2016

Revenue:
Rental	$67,376	$58,360
Related party revenue:
Management fees and interest income from loans	1,370	1,433
Other	10	20
Total revenue	68,756	59,813

Expenses:
Real estate operating expenses	17,308	15,292
Real estate taxes and insurance	12,403	9,150
Depreciation and amortization	25,332	22,445
Selling, general and administrative	3,443	3,530
Interest	7,579	6,433
Total expenses	66,065	56,850

Income before equity in losses of non-consolidated REITs, other, gain (loss) on sale of properties and property held for sale, less applicable income tax and taxes	2,691	2,963
Equity in losses of non-consolidated REITs	(397)	(286)
Other	22	—
Gain (loss) on sale of properties and property held for sale, less applicable income tax	2,289	—

Income before taxes on income	4,605	2,677
Taxes on income	125	98
Net income	$4,480	$2,579

Weighted average number of shares outstanding, basic and diluted	107,231	100,187

Net income per share, basic and diluted	$0.04	$0.03

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2017	2016
Assets:
Real estate assets:
Land	$196,178	$196,178
Buildings and improvements	1,836,073	1,822,183
Fixtures and equipment	4,600	4,136
	2,036,851	2,022,497
Less accumulated depreciation	350,697	337,228
Real estate assets, net	1,686,154	1,685,269
Acquired real estate leases, less accumulated amortization of $108,771 and $112,441, respectively	115,471	125,491
Investment in non-consolidated REITs	74,423	75,165
Asset held for sale	—	3,871
Cash and cash equivalents	11,143	9,335
Restricted cash	31	31
Tenant rent receivables, less allowance for doubtful accounts of $100 and $100, respectively	3,785	3,113
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	52,304	50,930
Prepaid expenses and other assets	4,946	5,231
Related party mortgage loan receivables	81,515	81,780
Other assets: derivative asset	13,603	12,907
Office computers and furniture, net of accumulated depreciation of $1,315 and $1,277, respectively	275	313
Deferred leasing commissions, net of accumulated amortization of $19,561 and $18,301, respectively	34,636	34,697
Total assets	$2,078,286	$2,088,133

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$295,000	$280,000
Term loans payable, less unamortized financing costs of $4,461 and $4,783, respectively	765,539	765,217
Accounts payable and accrued expenses	50,529	57,259
Accrued compensation	1,259	3,784
Tenant security deposits	5,441	5,355
Other liabilities: derivative liabilities	4,351	5,551
Acquired unfavorable real estate leases, less accumulated amortization of $8,584 and $8,422, respectively	8,144	8,923
Total liabilities	1,130,263	1,126,089

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive loss	7,351	5,478
Accumulated distributions in excess of accumulated earnings	(415,796)	(399,902)
Total stockholders’ equity	948,023	962,044
Total liabilities and stockholders’ equity	$2,078,286	$2,088,133

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$4,480	$2,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25,937	22,962
Amortization of above and below market leases	(168)	81
Equity in losses of non-consolidated REITs	397	286
Hedge ineffectiveness	(22)	—
Gain (loss) on sale of properties, less applicable income tax	(2,289)	—
Changes in operating assets and liabilities:
Restricted cash	—	13
Tenant rent receivables	(672)	(793)
Straight-line rents	(1,082)	(1,275)
Lease acquisition costs	(292)	(199)
Prepaid expenses and other assets	1	(791)
Accounts payable, accrued expenses and other items	(10,219)	(10,374)
Accrued compensation	(2,525)	(2,452)
Tenant security deposits	86	(396)
Payment of deferred leasing commissions	(1,606)	(1,825)
Net cash provided by operating activities	12,026	7,816
Cash flows from investing activities:
Property improvements, fixtures and equipment	(11,615)	(6,720)
Distributions in excess of earnings from non-consolidated REITs	346	27
Repayment of related party mortgage loan receivable	265	39,066
Proceeds received on sales of real estate assets	6,160	—
Net cash provided by (used in) investing activities	(4,844)	32,373
Cash flows from financing activities:
Distributions to stockholders	(20,374)	(19,036)
Borrowings under bank note payable	30,000	15,000
Repayments of bank note payable	(15,000)	(40,000)
Net cash used in financing activities	(5,374)	(44,036)
Net increase (decrease) in cash and cash equivalents	1,808	(3,847)
Cash and cash equivalents, beginning of year	9,335	18,163
Cash and cash equivalents, end of period	$11,143	$14,316

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2017	519,746	5.1%
2018	1,227,052	12.1%
2019	1,378,864	13.7%
2020	1,099,559	10.9%
2021	853,285	8.4%
Thereafter (2)	5,039,606	49.8%
	10,118,112	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,047,312 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2017
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$543,816	32.5%	2,607	25.8%
Texas	9	355,504	21.3%	2,417	23.9%
Georgia	5	324,004	19.4%	1,998	19.7%
Minnesota (a)	2	92,071	5.5%	622	6.2%
Virginia	4	89,549	5.4%	685	6.7%
North Carolina	2	53,273	3.2%	322	3.2%
Missouri	2	50,585	2.9%	351	3.5%
Maryland	1	49,873	2.9%	325	3.2%
Illinois	2	44,175	2.7%	373	3.7%
Florida	1	40,121	2.4%	213	2.1%
Indiana	1	30,347	1.8%	205	2.0%
Total	35	$1,673,318	100.0%	10,118	100.0%

(a)	Excludes approximately $12,836, which is our investment in a property being redeveloped.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

For the
(in thousands)	Three Months Ended
31-Mar-17
Tenant improvements	$6,474
Deferred leasing costs	1,579
Non-investment capex	1,670
$9,723

For the
Three Months Ended:
31-Mar-16
Tenant improvements	$1,929
Deferred leasing costs	1,613
Non-investment capex	438
$3,980

Square foot & leased percentages	March 31,	December 31,
	2017	2016
Owned portfolio of commercial real estate
Number of properties (a)	35	36
Square feet	10,118,112	10,163,615
Leased percentage	89.6%	89.3%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	78.9%	78.1%

Single Asset REITs (SARs) managed
Number of properties	5	5
Square feet	1,075,135	1,075,135
Leased percentage	89.6%	89.6%

Total owned, investments & managed properties
Number of properties	42	43
Square feet	12,589,318	12,634,821
Leased percentage	88.5%	88.1%
(a)	Excludes one property being redeveloped.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-17	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	77.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	82.0%	27.0%
			1,396,071	78.9%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-16	Leased (2)	31-Mar-17	Leased (2)

	HILLVIEW CENTER	Milpitas, CA	—	100.0%	100.0%	(3)	(3)
1	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
2	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	65.4%	65.4%	65.4%	65.4%
7	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	288,794	97.0%	95.0%	86.6%	90.1%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	96.6%	96.6%	98.6%	98.0%
13	LIBERTY PLAZA	Addison, TX	218,934	81.3%	80.9%	88.0%	84.4%
14	380 INTERLOCKEN	Broomfield, CO	240,185	82.7%	85.3%	86.2%	83.9%
15	390 INTERLOCKEN	Broomfield, CO	241,751	96.1%	95.8%	98.9%	97.1%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	80.7%	87.2%	79.0%	79.3%
19	EAST BALTIMORE	Baltimore, MD	325,445	76.5%	76.5%	75.9%	76.1%
20	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
21	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
22	121 SOUTH EIGHTH ST	Minneapolis, MN	296,051	61.1%	57.7%	74.3%	69.3%
23	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
24	LEGACY TENNYSON CTR	Plano, TX	202,600	65.6%	65.6%	65.6%	65.6%
25	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
26	909 DAVIS	Evanston, IL	195,430	86.1%	86.1%	85.9%	86.0%
27	ONE RAVINIA DRIVE	Atlanta, GA	386,603	90.9%	91.2%	90.9%	90.9%
28	TWO RAVINIA	Atlanta, GA	442,130	79.0%	78.7%	77.4%	77.2%
29	WESTCHASE I & II	Houston, TX	629,025	83.4%	83.4%	84.4%	84.6%
30	1999 BROADWAY	Denver, CO	676,379	74.8%	74.3%	75.7%	75.1%
31	999 PEACHTREE	Atlanta, GA	621,946	97.5%	97.5%	97.8%	98.1%
32	1001 17th STREET	Denver, CO	655,413	89.9%	89.3%	90.7%	90.7%
33	PLAZA SEVEN	Minneapolis, MN	326,413	95.6%	95.6%	95.7%	95.4%
34	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
35	600 17th STREET (4)	Denver, CO	596,595	92.7%	92.7%	90.9%	91.0%
	TOTAL WEIGHTED AVERAGE		10,118,112	89.3%	89.0%	89.6%	89.4%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was sold on January 6, 2017.
(4)	Property was acquired December 1, 2016. Averages are for the period held in the fourth quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2017

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles IMS Healthcare Incorporated	259,531	2.9%
2	US Government	255,610	2.8%
3	CITGO Petroleum Corporation	248,399	2.7%
4	Newfield Exploration Company	234,495	2.6%
5	Eversheds Sutherland (US) LLP	222,422	2.5%
6	Burger King Corporation	212,619	2.3%
7	Centene Management Company, LLC	206,262	2.3%
8	EOG Resources, Inc.	174,215	1.9%
9	SunTrust Bank	159,671	1.8%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.7%
11	Citicorp Credit Services, Inc	146,260	1.6%
12	Petrobras America, Inc.	144,813	1.6%
13	Murphy Exploration & Production Company	144,677	1.6%
14	Jones Day	140,342	1.5%
15	Argo Data Resource Corporation	140,246	1.5%
16	Vail Corp d/b/a Vail Resorts	132,229	1.5%
17	Federal National Mortgage Association	123,144	1.4%
18	Kaiser Foundation Health Plan	120,979	1.3%
19	Randstad US	114,235	1.3%
20	Giesecke & Devrient America	112,110	1.2%
	Total	3,444,051	38.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net Income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2017	2016

Net income	$4,480	$2,579
Gain (loss) on sale of properties and property held for sale, less applicable income tax	(2,289)	—
GAAP loss from non-consolidated REITs	397	286
FFO from non-consolidated REITs	791	645
Depreciation & amortization	25,163	22,527
NAREIT FFO	28,542	26,037
Hedge ineffectiveness	(22)	—
Acquisition costs of new properties	8	—
Funds From Operations (FFO)	$28,528	$26,037

Funds From Operations (FFO)	$28,528	$26,037
Reverse FFO from non-consolidated REITs	(791)	(645)
Distributions from non-consolidated REITs	346	27
Amortization of deferred financing costs	606	517
Straight-line rent	(1,082)	(1,275)
Tenant improvements	(6,474)	(1,929)
Leasing commissions	(1,579)	(1,613)
Non-investment capex	(1,670)	(438)
Adjusted Funds From Operations (AFFO)	$17,884	$20,681

Per Share Data
EPS	$0.04	$0.03
FFO	$0.27	$0.26
AFFO	$0.17	$0.21

Weighted average shares (basic and diluted)	107,231	100,187

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income (the most directly comparable GAAP financial measure) plus selling, general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are non-operating, being developed or redeveloped, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-17	31-Dec-16	(Dec)	Change
Region
East	1,332	$4,544	$4,527	$17	0.4%
MidWest	1,552	4,364	4,074	290	7.1%
South	4,628	17,008	17,280	(272)	(1.6)%
West	2,010	8,189	7,688	501	6.5%
Same Store	9,522	34,105	33,569	536	1.6%

Acquisitions	596	2,770	923	1,847	200.1%
NOI* from the continuing portfolio	10,118	36,875	34,492	2,383	6.9%
Dispositions, Non-Operating, Development or Redevelopment		(2)	202	(204)	(101.0)%
NOI*		$36,873	$34,694	$2,179	6.3%

Sequential Same Store		$34,105	$33,569	$536	1.6%

Less Nonrecurring
Items in NOI* (a)		65	503	(438)	1.3%

Comparative
Sequential Same Store		$34,040	$33,066	$974	2.9%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Mar-17	31-Dec-16
Net Income	$4,480	$1,729
Add (deduct):
(Gain) loss on sale of properties and property held for sale, less applicable income taxes	(2,289)	1,772
Hedge ineffectiveness	(22)	(2,266)
Management fee income	(794)	(749)
Depreciation and amortization	25,332	24,957
Amortization of above/below market leases	(168)	(392)
Selling, general and administrative	3,443	3,683
Interest expense	7,579	6,931
Interest income	(1,214)	(1,200)
Equity in losses of non-consolidated REITs	397	263
Non-property specific items, net	129	(34)

NOI*	$36,873	$34,694